Exhibit 99.1

Investor Relations Contact:

John Mills

ICR, Inc.

310-954-1105

John.Mills@icrinc.com

eDiets.com® Announces Reverse Stock Split Effective June 1, 2011

FORT LAUDERDALE, FL, May 31, 2011 – eDiets.com, Inc. (NASDAQ: DIET), a leading provider of convenient at-home diet, fitness and healthy lifestyle solutions, today announced that it has filed a Certificate of Amendment to its Certificate of Incorporation to effect a 1-for-5 reverse stock split of its common stock that will become effective at 9:00 a.m. Eastern Time on June 1, 2011.

The reverse stock split, which was approved by the Company’s stockholders on May 3, 2011, will reduce the number of shares of the Company’s outstanding common stock, par value $0.001 per share, from approximately 66.1 million, following the completion of the Company’s recent rights offering, to approximately 13.2 million. The Certificate of Amendment also reduces the number of shares of common stock the Company is authorized to issue from 100 million to 50 million.

Shares of the Company’s common stock underlying stock options and warrants that are outstanding immediately prior to the effective date of the reverse stock split will be adjusted proportionately. Any fractional shares resulting from the reverse stock split will be rounded up to the next whole share.

The reverse stock split-adjusted shares of the Company’s common stock will begin trading at the start of NASDAQ trading on June 1, 2011. The Company’s shares will continue to trade on The NASDAQ Capital Market under the symbol “DIET,” with the fifth character “D” added to the end of the trading symbol for a period of 20 trading days to indicate the reverse stock split has occurred. Thereafter, the Company’s symbol will revert to its original symbol “DIET.” A new CUSIP number has been assigned to the Company’s common stock as a result of the reverse stock split.

American Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will be acting as the exchange agent in connection with the reverse stock split. Stockholders who have existing stock certificates will receive instructions from the transfer agent. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Further information regarding the reverse stock split can be obtained by contacting American Stock Transfer & Trust Company, LLC at (877) 248-6417 or (718) 921-8317.

The purpose of the reverse stock split is to raise the per share trading price of the Company’s common stock to better enable the Company to maintain the listing of its common stock on The NASDAQ Capital Market. As previously announced, in order to maintain the Company’s listing, on or before June 28, 2011, the Company’s common stock must have a closing bid price of $1.00 or more for a minimum of 10 consecutive trading days. If the Company is unable to meet this requirement, the NASDAQ Listing Qualifications Panel will issue a final determination to delist the Company’s common stock. There can be no assurance that the reverse stock split will have the desired effect of raising the closing bid price of the Company’s common stock prior to June 28, 2011, to meet this requirement.

About eDiets

eDiets.com, Inc. is a leading provider of personalized nutrition, fitness and weight-loss programs. eDiets features its award-winning, fresh-prepared diet meal delivery service as one of the more than 20 popular diet plans sold directly to members on its flagship site, www.eDiets.com. The company also provides a broad range of customized wellness and weight management solutions for Fortune 500 clients. eDiets.com’s unique infrastructure offers businesses, as well as individuals, an end-to-end solution strategically tailored to meet its customers’ specific goals of achieving a healthy lifestyle. For more information, please call 310-954-1105 or visit www.eDiets.com.

Forward-Looking Statements

In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that, whether or not expressly stated, certain statements made in this report that reflect management’s expectations regarding future events and economic performance are forward-looking in nature and, accordingly, are subject to risks and uncertainties. This news release contains forward-looking statements about the Company including expectations regarding the impact of the reverse stock split on the trading price of our common stock.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. These factors include those risk factors set forth in filings with the Securities and Exchange Commission, including our annual and quarterly reports, and include our ability to maintain our listing of our common stock under The Nasdaq Capital Market and our ability to attract and retain customers in a profitable manner through advertising.

These risks are not exhaustive and may not include factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations.

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